Exhibit 10.15.1

MALIBU BOATS, INC

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of                     , 20            , by and between Malibu Boats, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”) in connection with the grant of an option under the Malibu Boats, Inc. Long-Term Incentive Plan (the “Plan”). As further explained in Paragraph 9, this Option is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, and shall be so construed.

The Company has established the Plan by action of its board of directors. The Participant is an employee of the Company or an Affiliate, and the Company desires to encourage the Participant to own Common Stock for the purposes stated in Section 1 of the Plan.

In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Option granted by the Company pursuant to the authority specified under the Plan:

1. Grant of Option; Vesting. Subject to the terms and conditions set forth in the Plan and herein, the Company grants to the Participant an Option to purchase from the Company [            ] shares of Common Stock at a price of [$            ] per share, subject to adjustment as provided in Section 3.3 of the Plan. The term of this Option commences on [                    , 20        ] (the “Grant Date”) and will expire on [                    , 20        ] (the “Expiration Date”), unless it expires sooner pursuant to Paragraph 6. This Option will vest and become exercisable as follows:

On and After	Number of Shares Vested
[1st Anniversary of Grant Date]	[25%] Shares
[2nd Anniversary of Grant Date]	Additional [25%] Shares
[3rd Anniversary of Grant Date]	Additional [25%] Shares
[4th Anniversary of Grant Date]	Additional [25%] Shares

2. Notice of Exercise. This Option may be exercised, in whole or in part, with respect to the number of whole shares of Common Stock that can be purchased at the times described in Paragraph 1, by written notice to the Company at the address provided in Paragraph 12 on a form (which may be supplied by the Company) that:

(a) Specifies the number of whole shares of Common Stock to be purchased and the exercise price;

(b) Contains evidence satisfactory to the Committee that the person exercising this Option is the Participant or has the right to exercise; and

(c) Is accompanied by payment of the exercise price in accordance with the Plan and payment or arrangement for the payment of any required federal, state and local withholding taxes that are due in connection with the exercise.

3. Transfer and Exercise of Option. Except for transfers pursuant to a will or the laws of descent and distribution, this Option is not transferable and the Participant may not make any disposition of this Option or any interest herein during his or her lifetime. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

4. Status of Participant. The Participant shall not be deemed a stockholder of the Company with respect to any of the shares of Common Stock subject to this Option, except to the extent that such shares shall have been purchased and transferred to him or her. The Company is not required to issue shares of Common Stock purchased upon exercise of this Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

5. No Effect on Capital Structure. This Option shall not affect the right of the Company or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

6. Expiration of Option. In general, the right to purchase Common Stock under this Option shall expire on the Expiration Date specified in Paragraph 1. However, this Option shall expire sooner in the circumstances described in this Paragraph.

(a) Termination of Employment. If the Participant ceases to be employed by the Company or one of its Affiliates for any reason other than death or disability (as defined in section 22(e)(3) of the Code), and the Participant does not thereupon become an employee of the Company or another of its Affiliates, this Option shall thereon terminate, except that this Option may be exercised by the Participant, to the extent otherwise then exercisable, for a period of three months from the date of termination of employment or until the Expiration Date specified in Paragraph 1, whichever period is shorter.

(a) Disability. If the Participant as an employee, non-employee member of the Board, consultant or independent advisor ceases to provide services to the Company or one of its Affiliates by reason of disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for a period of six months after the date of such termination of the provision of services or until the Expiration Date, whichever period is shorter, to exercise this Option with respect to all shares available for purchase hereunder, including the portion of this Option that has not yet become exercisable pursuant to Paragraph 1 on the date of such termination. Thereafter, this Option shall terminate and cease to be exercisable.

(b) Death. If the Participant dies, this Option shall be exercisable by the Participant’s legal representatives, heirs, legatees, or distributees for a period of six months after the date of the Participant’s death, or until the Expiration Date, whichever period is shorter, with respect to all shares available for purchase hereunder, including that portion of this Option that has not yet become exercisable pursuant to Paragraph 1 on the date of the Participant’s death. Thereafter, this Option shall terminate and cease to be exercisable.

7. Committee Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy which may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.

8. Restrictions on Shares. Shares acquired pursuant to the exercise of this Option may be subject to certain restrictions. As a condition to the issuance of Common Stock upon the exercise of this Option, the Participant must execute and agree to be bound by any stockholders’ agreement that is executed by other stockholders of the Company.

9. Incentive Stock Option Qualification. This Option is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that this Option is or will be determined to be an Incentive Option. However, if any portion of this Option is deemed not to be an Incentive Option because the $100,000 annual limit on incentive stock options under section 422(d) of the Code is exceeded, or otherwise, the portion of this Option which cannot be treated as an Incentive Option shall be deemed to be a Nonqualified Option. In such an event, the Participant shall be subject to the tax withholding provision of Section 6.4 of the Plan for the portion of this Option which is not an Incentive Option, and all other Plan provisions that apply to Nonqualified Options.

10. Notice of Disqualifying Disposition. Except to the extent that a portion of this Option is treated as a Nonqualified Option pursuant to Paragraph 9, the Participant shall notify the Company of his or her intent to dispose of any of the shares of Common Stock purchased pursuant to this Option within two years from the date of the grant of the Option and one year from the date of exercise of the Option, and promptly after such disposition the Participant shall notify the Company of the number of shares of Common Stock disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition. If, in connection with any such disposition, the Company becomes liable for withholding taxes and has no amounts owing the Participant with which to discharge its withholding obligation, the Participant shall indemnify the Company against any penalties it may incur through its inability to apply amounts owing the Participant in discharge of its withholding obligation. Nothing in this Paragraph shall give the Participant any right to dispose of shares of Common Stock in a manner that is inconsistent with any provision of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Participant.

11. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of this Agreement and as the Plan is amended from time to time. A copy of the Plan, and all amendments thereto, is attached hereto as Exhibit A, or has been previously provided to the Participant, and is made a part hereof as if fully set forth herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. Capitalized terms used herein, if not defined, shall have the meaning as set forth in the Plan, except where the context otherwise requires. The terms “Article” or “Section” generally refer to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.

12. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

Malibu Boats, Inc.

Attn: [                    ]

1 Malibu Ct.

Merced, CA 95341

Notices to the Participant shall be hand-delivered to the Participant on the premises of the Company or its Affiliates, or mailed to the last address shown on the records of the Company.

13. Information Confidential.

(a) As partial consideration for granting of this Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(b) The Company shall own all right, title, and interest to all ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations, and improvements developed or created by the Participant, either solely or jointly with others, during the term of the Participant’s employment that: (i) are reasonably related to the Company’s business; (ii) involve the Company’s actual or demonstrably anticipated research or development; (iii) result from any work performed by the Participant for the Company; or (iv) incorporate any of the Confidential Information (as defined below) (collectively, “Inventions”). The Participant shall immediately and confidentially communicate a description of any Inventions to the Company and to no other party at any time, and if the Company so desires, the Participant shall execute all documents and instruments and do all things as may be requested by the Company in order to forever vest all right, title and interest in such Inventions solely in the Company and to obtain such letters of patent, copyrights, registrations or other protections as the Company may, from time to time, desire. In addition, the Participant hereby assigns to the Company all right, title and interest of the Participant in and to any present Inventions made, devised, created, invented or discovered, in whole or in part, by the Participant.

(c) On the Grant Date and at all times thereafter, the Participant shall hold inviolate and keep secret all non-public documents, materials, knowledge or other confidential business or technical information of any nature whatsoever that the Company has maintained as confidential and that has been disclosed to or developed by him or to which he had access as a result of his association with the Company (“Confidential Information”). Such Confidential Information shall include non-public technical and business information, including, but not limited to, inventions, research and development, engineering, products, designs, manufacture, methods, systems, improvements, trade secrets, formulas, processes, marketing, merchandising, selling, licensing, servicing, pricing, investors, personnel information (including skills, compensation, experience and performance), customer lists and preferences, records, financial information, manuals and/or business plans and strategies. The Participant agrees that all Confidential Information shall remain the sole and absolute property of the Company, unless such information is or becomes publicly available or disclosed by lawful means. On the Grant Date and at all times thereafter, the Participant shall not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, except for the purpose of performing services on behalf of the Company. Upon the termination of the Participant’s employment with the Company for any reason, the Participant shall (i) not use, disclose, disseminate, publish, reproduce or otherwise make available such Confidential Information to any person, firm, corporation or other entity, unless such information is or becomes publicly available or disclosed by lawful means; (ii) return to the Company all property that belongs to or is owned by the Company (including any computer, cell phone, personal digital assistant, keys, security cards, etc.); and (iii) return to the Company all documents, records, compositions, articles, devices, equipment, electronic storage devices and other items that disclose or embody Confidential Information, including all copies or specimens thereof (including electronic copies), whether prepared by him or by others, unless such information is or becomes publicly available or disclosed by lawful means.

14. Noncompetition. As partial consideration for the grant of an Award, the Participant agrees that for a period of time beginning with the date of an Award Agreement and ending on the one-year anniversary of the Participant’s Termination Date, the Participant shall not directly or indirectly, for himself or another person, firm, corporation, association or other entity, as an owner, partner, participant of a joint venture, trustee, proprietor, stockholder, member, manager, director, officer, employee, independent contractor, capital investor, lender, consultant, advisor or otherwise, or by lending or allowing his name or reputation to be used in connection with, or otherwise participating in or allowing his skill, knowledge or experience to be used in connection with, or operate, develop or own any interest in (other than the ownership of less than five percent (5%) of the equity securities of a publicly-traded company), or be employed by or consult with, any business or entity that competes with the business of the Company (the “Covered Business”), without prior approval of the Company. For purposes of this Agreement, a “Covered Business” shall include, but not be limited to, any business or entity that designs, manufactures, or markets any type of boat or watercraft, or components thereof, regardless of physical location of such business activity. For purposes of this Agreement, the “Termination Date” shall mean the date of termination of employment with the Company or any of its Affiliates for any reason.

15. Nonsolicitation. As partial consideration for the grant of this Award, the Participant agrees that for a period of time beginning with the date hereof and ending on the third anniversary of the Termination Date, the Participant shall not, directly or indirectly:

(a) solicit, induce or encourage any employee of the Company or any of its Affiliates or subsidiaries to terminate their employment with the Company or any of its Affiliates or subsidiaries;

(b) make any defamatory public statement concerning the financial performance, products, services, the Board or management personnel of the Company or any of its Affiliates or subsidiaries, or the Participant’s employment. Nothing in this Section 8(b) shall prohibit the Participant from providing truthful testimony in any legal, administrative or regulatory proceeding and the Participant may at all times respond truthfully to a lawfully-issued subpoena, court order or governmental inquiry or as otherwise may be required by law, provided, however, that upon receiving such lawfully-issued subpoena or court order, the Participant shall promptly provide, if allowed by applicable law or regulation, reasonable written notice to Company and cooperate with the Company to the extent reasonably necessary to protect the confidentiality of any proprietary or trade secret information of the Company or any of its Affiliates or subsidiaries, and the privacy rights of any employee or director; or

(c) use or disclose the Company’s confidential or proprietary information to induce, attempt to induce or knowingly encourage any Customer of the Company or any of its Affiliates or subsidiaries to divert any business or income from the Company or any of its Affiliates or subsidiaries, or to stop or alter the manner in which they are then doing business with the Company or any of its Affiliates or subsidiaries. The term “Customer” shall mean any individual or business firm that is, or within the prior eighteen (18) months was, a customer or client of the Company, whether or not such business was actively solicited by the Participant on behalf of the Company or any of its Affiliates or subsidiaries during the Participant’s employment.

16. Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first above written.

MALIBU BOATS, INC.

By:

Title:

PARTICIPANT

[Name]

EXHIBIT A

MALIBU BOATS, INC. LONG-TERM INCENTIVE PLAN